RESTATED
BYLAWS OF GOLDEN EAGLE INTERNATIONAL, INC.
(As amended in their entirety by Board resolution dated June 1, 2000 and in part as noted June 15, 2009)

Article 1.        OFFICES

Article 1.1                             Registered Office.  The registered office shall be located in the State of Colorado.

Article 1.2                            Other Offices.  The Corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors of directors may from time to time determine or the business of the Corporation may require.

Article 2.        MEETINGS OF STOCKHOLDERS

Article 2.1                             Location.  All meetings of the stockholders shall be held at such place within or without the State of Colorado as may be from time to time fixed or determined by the Board of Directors.

Article 2.2                             Annual Meeting.  An annual meeting of the stockholders shall be held on a date and at a time and place to be determined by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Article 2.3                             Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  Such resolution shall state the purpose or purposes of the proposed meeting.  Upon delivery to the secretary of the Corporation of said resolution, it shall be the duty of the secretary to call a special meeting of the stockholders to be hold at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

Article 2.4                             Notice.  Written notice of every meeting of the stockholders, specifying the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting in called, shall be served upon or mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting unless a different period of notice is required by statute, to each stockholder entitled to vote thereat.

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Article 2.5                             Shareholder List as of Record Date.  The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Article 2.6                             Business at Meeting.  Business transacted at all special meetings of stockholders shall be limited to the purposes stated in the notice.

Article 2.7                             Quorum.  The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws. The stockholders present in person or by proxy at a duly convened meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

Article 2.8                             Vote Required.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the. question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Article 2.9                             One Vote Per Share.  Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power hold by such stockholder, unless a different weight is granted to any class or series of shares by the Articles of Incorporation or any amendment thereto (including, without limitation, any Certificate of Designation filed for any class of Preferred Stock or Common Stock).

Article 2.10                            Proxies.  No proxy shall be voted after three years from its date, unless the proxy provides for a longer period;

Article 2.11                           Record Date.  Except where the Board of Directors has fixed, in advance, a record date, which shall not be more than seventy, nor less than ten days before the date of such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which the meeting is hold.

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Article 3.        DIRECTORS

Article 3.1                             Number of Directors; Requirements for Nomination.  The number of directors which shall constitute the Board of Directors shall not be less than one (1) nor more than nine (9) directors, which Board of Directors shall be elected by the stockholders at their annual meeting. The Board of Directors may, by a vote of not less than a majority of the authorized number of directors, increase or decrease the number of directors from time to time without a vote of the stockholders provided, however, that any such decrease shall not eliminate any director then in office.  No person may be nominated as a director at any meeting of shareholders unless:

Paragraph (a)     The meeting of shareholders was called for the purpose of electing directors;

Paragraph (b)    Not less than forty days before the meeting of shareholders, the shareholder making the nomination (if the nomination has not been approved by the Board of Directors) has provided the Board of Directors with information regarding the proposed nominee and regarding the shareholder making the nomination of the type that is required under Part III of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission,  and in a Schedule 13D under Section 13(d) of the Securities Exchange Act of 1934, as amended.  Article 3.1 amended by resolutions adopted June 1, 2000.

Article 3.2                             Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the Board of Directors, though less than a quorum.

Article 3.3                             Business Managed By Directors.  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and, done by the stockholders.

Article 3.4                             Meetings of Directors.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Colorado.  Such meetings may be in person or by conference telephone or by similar communications equipment by means of which all persons participating in such meeting can hear each other.

Article 3.5                             Annual Meeting of Directors.  The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately following, the annual meeting of the stockholders unless the stockholders or the Board of Directors shall otherwise fix the time and place of such meeting, in which case such meeting shall be hold at the time and place so fixed. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute such meeting, provided a majority of the whole Board of Directors shall be present. In the event such meeting is not hold at such time and place as provided for above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

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Article 3.6                             Regular Meetings of Directors.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time redetermined by resolution of at least a majority of the Board of Directors at a duly governed meeting, or by unanimous written consent.

Article 3.7                             Special Meetings of Directors.  Special meetings of the Board of Directors may be called by the president on five (5) days' notice to each director, either personally or by mail or e-mail confirmed by regular mail, or by facsimile; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Article 3.8                             Quorum.  At all meetings of the Board of Directors, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

Article 3.9                             Unanimous Consent.  If all the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and if the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

Article 3.10                           Committees of the Board.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board of Directors may designate alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The committee or committees designated -shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Article 3.11                           Compensation and Reimbursement of Expenses.  Directors shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article 4.        NOTICES

Article 4.1                             Notices in Writing.  Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.   Notices to stockholders may be sent by e-mail where stockholders have specifically consented to receiving messages by e-mail.  Any notices sent by e-mail will be confirmed by regular mail.

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Article 4.2                             Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article 5.        OFFICERS

Article 5.1                             Officers Appointed by Board.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the Board of Directors, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any of the aforesaid offices may be held by the same person. The Board of Directors, in its discretion, may leave vacant for such period of time as it may deem appropriate any office provided for in these Bylaws.

Article 5.2                             President, Vice President, Secretary and Treasurer.  The Board of Directors, at their first meeting, shall elect a president, who may but need not be a director, and, the Board of Directors shall also annually choose a vice president, a secretary and a treasurer who may but need not be members of the Board of Directors.

Article 5.3                             Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Article 5.4                             Salaries of Officers.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Article 5.5                             Term of Officers.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Article 5.6                             Chairman.  The chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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Article 5.7                             President.  The president shall preside at all meetings of the stockholders, shall have general and active management of the business, of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.   The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Article 5.8                             Chief Executive Officer.  The Chief Executive Officer, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article 5.9                             Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Article 5.10                           Assistant Secretary.  The assistant secretary or, if there shall be more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article 5.11                           Treasurer.  The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate. Accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Paragraph (a)    He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Paragraph (b)    If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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Article 5.12                            Assistant Treasurer.  The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article 6.        CERTIFICATES OF SHARES

Article 6.1                             Share Certificates. The shares of the Corporation shall be represented by certificates or, where allowed for or required by applicable law, shall be electronically issued without a certificate.  Every registered holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.  Any certificate shall be signed in accordance with these bylaws and need not be under corporate seal.  Certificates shall be manually countersigned by at least one director or officer of the Corporation and may be countersigned by or on behalf of a registrar or transfer agent of the Corporation.  Subject to the provisions of the Colorado Business Corporations Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate.  Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation.  A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.  Article 6.1 amended by resolutions adopted June 15, 2009.

Article 6.2                             Replacement of Lost Certificates.   The director or any officer or agent designated by the Board of Directors may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken or which does not comply as to form with the requirements from time to time of the Colorado Business Corporations Act in this regard, on payment of such fee as the Board of Directors may direct and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board of Directors may from time to time prescribe, whether generally or in any particular case.  Article 6.2 amended by resolutions adopted June 15, 2009.

Article 6.3                             Transfer Agent and Registrars.  The Board of Directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfer, but one person may be appointed both registrar and transfer agent.  The Board of Directors may at any time terminate any such appointment.  Article 6.3 amended by resolutions adopted June 15, 2009.

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Article 6.4                             Registration of Transfer.  (a)  Subject to the provisions of the Business Corporations Act, the transfer of a share may only be registered in the Corporation’s securities register upon or by:
(i)           presentation and surrender of the certificate representing such share with an endorsement, which complies with the Colorado Business Corporations Act, made on the certificate or delivered with the certificate, duly executed by an appropriate person as provided by the Colorado Business Corporations Act, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and in any reasonable fees prescribed by the Board of Directors; or

(ii)           in the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered owner of the shares or an individual presenting proper evidence of succession, assignment or authority to the transfer of the shares.

(b)           The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer.  If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

(c)           Neither the Corporation nor any director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

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(d)           Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or branch transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered.  All instruments of transfer where the transfer is registered shall be retained by the Corporation or its transfer agent or branch transfer agent or registrar or branch registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

(e)           There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine. Article 6.4 amended by resolutions adopted June 15, 2009.

Article 6.5                             Recognition of Record Holder.  (a)  Subject to the provisions of the Colorado Business Corporations Act, the Corporation shall treat as absolute owner of the share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

(b)           If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.  Joint Shareholders may collectively designate in writing an address as their recorded address for service of notice and payment of dividends, but in default of such designation the address of the first named joint Shareholder shall be deemed to be the recorded address aforesaid.

(c)           In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.  Article 6.5 amended by resolutions adopted June 15, 2009.

Article 6.6                             Record Date. The Board of Directors may fix a time, not more than sixty nor less than ten days, prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such stockholders an shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ton days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.  Article 6.6 amended by resolutions adopted June 15, 2009.

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Article 6.7                      Deleted by resolutions adopted June 15, 2009

Article 7.        INDEMNIFICATION AND INSURANCE INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Article 7.1                             Indemnification.  The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or in threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and-amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Article 7.2                             Indemnification – Derivative Actions.  The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation.  No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court with appropriate jurisdiction in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the came, such person is fairly and reasonably entitled to indemnity for such expenses which the Court or such other court shall doom proper.

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Article 7.3                             When Indemnification Made.  Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct at forth in those sections. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Article 7.4                             Advancement of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Article 7.5                             Indemnification Right Continues.  The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a parson.

Article 7.6                             No Limitation on Indemnification.  Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Colorado Business Corporation Act, as amended from time to time, or in accordance with any similar law adopted in lieu thereof. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Article 7.7                             Enforcement of Right to Indemnification.  The Corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him or her in enforcing any right to indemnification under this Article, under the Colorado Business Corporation Act, as amended from time to time, or under any similar law adopted in lieu thereof.

Article 7.8                             Indemnification When Serving Corporation.  Any person who shall serve as a director, officer, employee or agent of the Corporation or who shall serve, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Colorado Business Corporation Act, as amended from time to time, and in any similar law adopted in lieu thereof.

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Article 7.9                            Insurance.  The Corporation shall have power but not the obligation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Article 8.        GENERAL PROVISIONS EMERGENCY BYLAWS

Article 8.1                            Emergency Bylaws.  The Board of Directors of the Corporation may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency resulting from warlike damage or attack on the United States or any nuclear or atomic disaster. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

Article 8.2                            Interested Party Transaction.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are also directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

Paragraph (a)    The material facts as to his interest and as to the contract or transaction are disclosed or known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

Paragraph (b)    The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

Paragraph (c)     The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Article 8.3                            Quorum May Include Interested Directors.  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorized a contract or transaction in the preceding section.

Article 8.4                            Dividends.  Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.

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Article 8.5                            Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Article 8.6                           Signatures On Behalf of Corporation.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Article 8.7                            Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Article 8.8                           Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Golden Eagle International, Inc. Corporate Seal, Colorado." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article 9.        AMENDMENTS.  These Bylaws may be altered, amended or repealed by a resolution of a majority of the Board of Directors.

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